Exhibit 99.1

Innoviva Reports Third Quarter 2016 Financial Results

•                  Q3 2016 royalty revenue earned up 118% vs Q3 2015

•                  Net income of $15.0 million, or $0.14 per share, and adjusted earnings per share of $0.17 per share

•                  Appointed Patrick G. LePore as a director of Innoviva

•                  Management will host a conference call and webcast today at 5:00 p.m. EDT

BRISBANE, Calif., October 27, 2016 — Innoviva, Inc. (NASDAQ: INVA) today reported financial results for the third quarter ended September 30, 2016. Royalties earned on global net sales of RELVAR®/BREO® ELLIPTA® and ANORO® ELLIPTA® by Glaxo Group Limited (GSK) during the third quarter of 2016 were $36.5 million, up 118% from $16.8 million in the third quarter of 2015.

Net income for the third quarter of 2016 was $15.0 million, compared with a net loss of $4.6 million in the same period in 2015.  Adjusted EBITDA was $33.2 million, compared with $13.3 million, in the third quarter of 2015. Net cash and cash equivalents, short-term investments and marketable securities totaled $149.0 million and reflected the repurchase of $21.2 million in Innoviva common stock and the principal repayment of $3.3 million of Innoviva’s non-recourse 2029 notes during the third quarter of 2016. Royalties receivable from GSK totaled $36.5 million at September 30, 2016.

“We are pleased with the additional progress that was made last quarter in the on-going global launch of RELVAR®/BREO® ELLIPTA® and ANORO® ELLIPTA®.  According to IMS, U.S. TRx volume growth during Q3 for BREO® ELLIPTA® and ANORO® ELLIPTA® outpaced the market by approximately 14 and 16 percentage points, respectively, and both brands increased market share to all time highs”, said Michael W. Aguiar, President and Chief Executive Officer. “During the third quarter, we returned approximately $21.2 million of capital to shareholders through repurchases of our common stock.  Since the initiation of the repurchase program in Q4 2015, we have returned $103.7 million of capital through repurchases of our common stock and convertible debt. Additionally, I am very pleased to announce that Patrick G. LePore was added to our board, bringing the number of independent board members to five and the total board membership to six. Patrick brings a strong background in the development, licensing, manufacturing and distribution of pharmaceuticals and we look forward to his contributions on the board. Looking forward, we remain optimistic about the significant growth prospects for our respiratory portfolio and for the company.”

Recent Highlights

•                  Expanded the Board of Innoviva by nominating Patrick G. LePore as an independent director. Mr. LePore was formerly Chief Executive Officer and Chairman of Par Pharmaceuticals, Inc. and currently serves on the Board of Directors of PharMerica Corporation and AgeneBio, Inc.

•                  In the third quarter of 2016, net sales of RELVAR®/BREO® ELLIPTA® reported by GSK were $212.2 million, up 117% from $97.8 million in the third quarter of 2015, with $111.5 million net sales in the U.S. and $100.7 million from non-U.S. markets.

•                  In the third quarter of 2016, net sales of ANORO® ELLIPTA® reported by GSK were $71.2 million, up 118% from $32.7 million in the third quarter of 2015, with $47.6 million of sales generated in the U.S. and $23.6 million from non-U.S. markets.

Additional Financial Results for the Third Quarter of 2016

Total revenue for the third quarter of 2016 was $33.3 million, compared with $13.6 million in the third quarter of 2015. Royalty revenue for the third quarter of 2016 included royalties of $31.9 million related to RELVAR®/BREO® ELLIPTA® and royalties of $4.6 million related to ANORO® ELLIPTA®.

Operating expenses for the third quarter of 2016 were $5.4 million, compared with $5.1 million in the third quarter of 2015.

Net income in the third quarter of 2016 was $15.0 million, or $0.14 per share. This compares with a net loss of $4.6 million or $0.04 per share in the third quarter of 2015.  Adjusted EBITDA was $33.2 million for the third quarter of 2016, compared with $13.3 million in the third quarter of 2015 (a 150% increase). Adjusted earnings per share for the third quarter of 2016 was $0.17 per share, compared with zero per share in the third quarter of 2015.

Conference Call and Webcast Information

To participate in Innoviva’s conference call at 5:00 p.m. EDT today, please dial (877) 837-3908 from the U.S., or (973) 890-8166 for international callers. The conference call will also be webcast live by visiting Innoviva’s website at www.inva.com or http://edge.media-server.com/m/p/6stsppn8 and will be available for 30 days.  An audio replay will also be available through November 4 by dialing (855) 859-2056 from the U.S., or (404) 537-3406 for international callers, and entering confirmation code 97037854.

Non-GAAP Financial Measures

To supplement the consolidated financial statements presented in accordance with generally accepted accounting principles in the United States, or GAAP, Innoviva uses the non-GAAP financial measures of adjusted EBITDA and adjusted earnings per share. Generally, a non-GAAP financial measure is a numerical measure of a company’s operating performance or financial position that either excludes or includes amounts that are not normally included or excluded in the most directly comparable measure calculated and presented in accordance with GAAP. A reconciliation of these non-GAAP financial measures to the closest GAAP financial measure is presented in the accompanying financial table under the headings “Reconciliation of Non-GAAP Financial Measures to GAAP.”

Innoviva believes that the non-GAAP financial information provided in this release can assist investors, research analysts and others in understanding and assessing Innoviva’s on-going operations, financial performance and prospects for the future and provides an additional tool to use in comparing Innoviva’s financial results with other companies in Innoviva’s industry or with similar operating profiles, without regard to financing or capital structures. Adjusted EBITDA and adjusted earnings per share are used as supplemental financial operating measures by Innoviva’s management and frequently discussed with external users of its financial statements.

Adjusted EBITDA is determined by taking GAAP net income (loss) and adding back interest expense (income), taxes, stock-based compensation expense, depreciation expense and amortization of capitalized fees paid to a related party. Innoviva believes the non-GAAP measure of adjusted EBITDA is important as it measures the Company’s ability to generate cash to pay interest costs and support its indebtedness, and it is also used currently in the Company’s annual performance review process. Innoviva’s method of computing adjusted EBITDA may not be the same method used to compute similar measures reported by other companies.

Adjusted earnings per share is determined by taking Adjusted net income (loss) and dividing the total by the fully diluted number of shares outstanding used to calculate the GAAP diluted EPS. Adjusted net income (loss) is determined by taking GAAP net income (loss) and adding back stock-based compensation expense, depreciation expense and amortization of capitalized fees paid to a related party,  Innoviva believes the non-GAAP measure of adjusted earnings per share provides useful information about the Company’s core operating performance, and enhances the overall understanding of the Company’s past financial performance and its prospects for the future. Innoviva’s method of computing adjusted earnings per share may not be the same method used to compute similar measures reported by other companies.

Adjusted EBITDA, adjusted net income (loss) and adjusted earnings per share should not be considered in isolation or as a substitute to net income/loss, income/loss from operations, cash flows from operating activities, earnings per share or any other measure of financial performance presented in accordance with GAAP. Adjusted earnings per share is not intended to represent cash flow per share and does not represent a measure of liquidity or cash available for distribution. The principal limitation of these non-GAAP financial measures is that it excludes significant elements that are required by GAAP to be recorded in Innoviva’s consolidated financial statements. In addition, it is subject to inherent limitations as it reflects the exercise of judgments by management in determining these non-GAAP financial measures. In order to compensate for these limitations, management of Innoviva presents its non-GAAP financial measures in connection with its GAAP results. Investors are encouraged to review the reconciliation of Innoviva’s non-GAAP financial measures to their most directly comparable GAAP financial measure.

About Innoviva

Innoviva is focused on bringing compelling new medicines to patients in areas of unmet need by leveraging its significant expertise in the development, commercialization and financial management of bio-pharmaceuticals. Innoviva’s portfolio is anchored by the respiratory assets partnered with Glaxo Group Limited (GSK), including RELVAR®/BREO® ELLIPTA® and ANORO® ELLIPTA®, which were jointly developed by Innoviva and GSK. Under the agreement with GSK, Innoviva is eligible to receive associated royalty revenues from RELVAR®/BREO® ELLIPTA®, ANORO® ELLIPTA® and, if approved and commercialized, VI monotherapy, as well. In addition, Innoviva retains a 15 percent economic interest in future payments made by GSK for earlier-stage programs partnered with Theravance BioPharma, Inc. For more information, please visit Innoviva’s website at www.inva.com.

ANORO®, RELVAR®, BREO® and ELLIPTA® are trademarks of the GlaxoSmithKline group of companies.

Forward Looking Statements

This press release contains certain “forward-looking” statements as that term is defined in the Private Securities Litigation Reform Act of 1995 regarding, among other things, statements relating to goals, plans, objectives and future events. Innoviva intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve substantial risks, uncertainties and assumptions. Examples of such statements include statements relating to: prescription and market share trends, payor coverage, the strategies, plans and objectives of the Company, future purchases under the Company’s share repurchase program or otherwise, the status and timing of clinical studies, data analysis and communication of results, the potential benefits and mechanisms of action of product candidates, expectations for products, and projections of revenue, expenses and other financial items. These statements are based on the current estimates and assumptions of the management of Innoviva as of the date of this press release and are subject to risks, uncertainties, changes in circumstances, assumptions and other factors that may cause the actual results of Innoviva to be materially different from those reflected in the forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, among others, risks related to: lower than expected future royalty revenue from respiratory products partnered with GSK, delays or difficulties in commencing or completing clinical studies, the potential that results from clinical or non-clinical studies indicate product candidates are unsafe or ineffective, dependence on third parties to conduct its clinical studies, delays or failure to achieve and maintain regulatory approvals for product candidates, and risks of collaborating with third parties to discover, develop and commercialize products. Other risks affecting Innoviva are described under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in Innoviva’s Annual Report on Form 10-K for the year ended December 31, 2015 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2016, which are on file with the Securities and Exchange Commission (SEC) and available on the SEC’s website at www.sec.gov. Additional factors may be described in those sections of Innoviva’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2016, to be filed with the SEC in the fourth quarter of 2016. In addition to the risks described above and in Innoviva’s other filings with the SEC, other unknown or unpredictable factors also could affect Innoviva’s results. Past performance is not necessarily indicative of future results. No forward-looking statements can be guaranteed and actual results may differ materially from such statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Innoviva assumes no obligation to update its forward-looking statements on account of new information, future events or otherwise, except as required by law.

Contact:

Eric d’Esparbes
Sr. Vice President and Chief Financial Officer
650-238-9640
investor.relations@inva.com

INNOVIVA, INC.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
	(unaudited)		(unaudited)
Revenue:
Royalty revenue from a related party, net	$33,088	$13,341	$89,294	$30,449
Revenue from collaborative arrangements from a related party	221	221	663	664
Total revenue (1)	33,309	13,562	89,957	31,113

Operating expenses:
Research and development (2)	286	547	1,048	1,897
General and administrative (2)	5,105	4,581	17,582	14,929
Total operating expenses	5,391	5,128	18,630	16,826

Income from operations	27,918	8,434	71,327	14,287

Other income (expense), net	56	(45)	1,743	1,117
Interest income	162	90	411	291
Interest expense	(13,103)	(13,063)	(39,416)	(38,756)
Net income (loss)	$15,033	$(4,584)	$34,065	$(23,061)

Basic earnings per share	$0.14	$(0.04)	$0.31	$(0.20)
Diluted earnings per share	$0.13	$(0.04)	$0.31	$(0.20)

Shares used in computing basic earnings per share	109,282	115,787	111,128	115,381
Shares used in computing diluted earnings per share	121,993	115,787	111,583	115,381

Cash dividend declared per common share	$—	$0.25	$—	$0.75

(1) Revenue is comprised of the following (in thousands):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
	(unaudited)		(unaudited)

Royalties from a related party	$36,544	$16,796	$99,661	$40,816
Amortization of capitalized fees paid to a related party	(3,456)	(3,455)	(10,367)	(10,367)
Royalty revenue	33,088	13,341	89,294	30,449
Strategic alliance - MABA program	221	221	663	664
Total revenue from a related party	$33,309	$13,562	$89,957	$31,113

(2) Amounts include stock-based compensation expense as follows (in thousands):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
	(unaudited)		(unaudited)

Research and development	$143	$220	$490	$687
General and administrative	1,575	1,248	5,933	4,536
Total stock-based compensation	$1,718	$1,468	$6,423	$5,223

INNOVIVA, INC.

Condensed Consolidated Balance Sheets

(in thousands)

	September 30,	December 31,
	2016	2015
	(unaudited)	(1)

Assets
Cash, cash equivalents and marketable securities	$148,966	$187,283
Other current assets	37,155	27,042
Property and equipment, net	381	221
Capitalized fees paid to a related party, net	184,000	194,368
Other assets	40	18
Total assets	$370,542	$408,932

Liabilities and stockholders’ deficit
Other current liabilities	$3,882	$4,695
Accrued interest payable	6,606	7,911
Deferred revenue	3,320	3,984
Convertible subordinated notes	241,535	250,992
Non-recourse notes payable, due 2029	481,465	482,139
Other long-term liabilities	1,598	1,856

Stockholders’ deficit	(367,864)	(342,645)
Total liabilities and stockholders’ deficit	$370,542	$408,932

(1) The selected consolidated balance sheet amounts at December 31, 2015 are derived from audited financial statements.

INNOVIVA, INC.

Cash Flows Summary

(in thousands)

	Nine Months Ended
	September 30,
	2016	2015
	(unaudited)
Net cash provided by operating activities	$39,898	$3,214
Net cash provided by (used in) investing activities	(27,900)	59,880
Net cash used in financing activities	(77,984)	(81,148)

INNOVIVA, INC.

Reconciliation of GAAP to Non-GAAP Operating Results

(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
	(unaudited)		(unaudited)
Reconciliation from GAAP net income (loss) to adjusted EBITDA:
GAAP net income (loss)	$15,033	$(4,584)	$34,065	$(23,061)
Non-GAAP adjustments:
Interest expense (income), net	12,941	12,973	39,005	38,465
Stock-based compensation	1,718	1,468	6,423	5,223
Depreciation	35	28	90	55
Amortization of capitalized fees paid to a related party	3,456	3,455	10,367	10,367

Adjusted EBITDA	$33,183	$13,340	$89,950	$31,049

INNOVIVA, INC.

Reconciliation of GAAP to Non-GAAP Operating Results

(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
	(unaudited)		(unaudited)
Reconciliation from GAAP net income (loss) to adjusted net income (loss) for computing adjusted earnings per share:
GAAP net income (loss)	$15,033	$(4,584)	$34,065	$(23,061)
Non-GAAP adjustments:
Stock-based compensation	1,718	1,468	6,423	5,223
Depreciation	35	28	90	55
Amortization of capitalized fees paid to a related party	3,456	3,455	10,367	10,367

Adjusted net income (loss)	$20,242	$367	$50,945	$(7,416)

Adjusted earnings per share	$0.17	$0.00	$0.46	$(0.06)

Shares used in computing diluted earnings per share	121,993	115,787	111,583	115,381